SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

      Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Under Rule 14a-12

CROWN MEDIA HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration No.:

3)	Filing Party:

4)	Date Filed:

CROWN MEDIA HOLDINGS, INC.
6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, CO 80111

May 11, 2001

Dear Stockholders of Crown Media Holdings, Inc.:

    On May 7, 2001, we sent to you proxy materials for our annual meeting of stockholders to be held on June 7, 2001. The proxy materials included a notice and proxy statement.

    We have learned of a printer's error that resulted in some copies of the notice and proxy statement being incomplete. Although we believe the number of affected copies to be minor, we are sending to each of our stockholders an additional copy of the proxy statement, which is enclosed. An extra copy of the proxy card is also enclosed.

    For the annual meeting, we also sent you our annual report for the year 2000 and our Form 10-Q quarterly report for the quarter ended March 31, 2001. If you would like another copy of either of these items, please contact our Director of Legal & Business Affairs at 6430 S. Fiddlers Green Circle, Suite 500, Greenwood Village, CO 80111, phone 303-220-7990.

    A proxy may be changed or revoked at any time before it is exercised by (i) providing written notice of revocation to the Company Secretary at our address stated above, (ii) timely delivery of a later dated proxy (including an Internet or telephone vote), or (iii) attending the annual meeting and voting in person.

    If you have not already voted, please vote by telephone, on the Internet or by completing and returning the enclosed proxy card. Your vote is important.

Sincerely,

/s/ JUDITH WHITTAKER

Judith Whittaker, Secretary